UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/30/2009

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 30, 2009, Cytec Industries Inc. (the “Company”) announced that it commenced cash tender offers for any and all of the 5.50% Notes Due October 1, 2010 (the “Any and All Tender Offer”) and up to $250 million in aggregate principal amount, less any amount accepted in the Any and All Tender Offer, of the 4.60% Notes Due July 1, 2013 with a maximum repurchase amount of $50 million. A copy of the press release dated June 30, 2009 related to the tender offers is attached as exhibit 99.1 to this Current Report on Form 8-K.

On June 30, 2009, the Company announced an offering of $250 million aggregate principal amount of senior unsecured notes. A copy of a press release dated June 30, 2009 related to the announcement the notes offering is attached as exhibit 99.2 to this Current Report on Form 8-K.

On June 30, 2009, the Company announced that it priced the notes offering of $250 million aggregate principal amount of 8.95% senior unsecured notes due 2017. The notes offering is expected to close on Monday, July 6, 2009, subject to customary closing conditions. A copy of a press release dated June 30, 2009 related to the announcement of the pricing of the notes offering is attached as exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

99.1	Press Release dated June 30, 2009.

99.2	Press Release dated June 30, 2009.

99.3	Press Release dated June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: July 1, 2009	By:	/s/ Roy Smith
Roy Smith, Esq.
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated June 30, 2009
EX-99.2	Press Release dated June 30, 2009
EX-99.3	Press Release dated June 30, 2009